TRANSFER AGENCY AND SERVICE AGREEMENT

                                       between

                           NEUBERGER & BERMAN EQUITY TRUST

                                         and

                         STATE STREET BANK AND TRUST COMPANY








                                  TABLE OF CONTENTS
                                  -----------------

                                                                            Page
                                                                            ----

              1.  Terms of Appointment; Duties of the Bank . . . . . . . .     1

              2.      Fees and Expenses  . . . . . . . . . . . . . . . . .     4

              3.      Representations and Warranties of the Bank . . . . .     4

              4.      Representations and Warranties of the Fund . . . . .     5

              5.      Data Access and Proprietary Information  . . . . . .     5

              6.      Indemnification  . . . . . . . . . . . . . . . . . .     7

              7.      Covenants of the Fund and the Bank . . . . . . . . .     8

              8.      Termination of Agreement . . . . . . . . . . . . . .     9

              9.      Additional Funds . . . . . . . . . . . . . . . . . .    10

              10.     Assignment . . . . . . . . . . . . . . . . . . . . .    10

              11.     Amendment  . . . . . . . . . . . . . . . . . . . . .    10

              12.     Massachusetts Law to Apply . . . . . . . . . . . . .    10

              13.     Force Majeure  . . . . . . . . . . . . . . . . . . .    11

              14.     Consequential Damages  . . . . . . . . . . . . . . .    11

              15.     Merger of Agreement  . . . . . . . . . . . . . . . .    11

              16.     Limitations  of   Liability  of   the   Trustees,
                      Shareholders, Officers, Employees and Agent  . . . .    11

              17.     Counterparts . . . . . . . . . . . . . . . . . . . .    11

              18.     Notices  . . . . . . . . . . . . . . . . . . . . . .    11










                        TRANSFER AGENCY AND SERVICE AGREEMENT
                        -------------------------------------

     AGREEMENT made as of the 2nd day of August, 1993, by and between NEUBERGER & BERMAN EQUITY TRUST, a Delaware business trust, having its principal office and place of business at 605 Third Avenue, New York, New York 10158 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund intends to initially offer shares in five series, Neuberger & Berman Genesis Trust, Neuberger & Berman Guardian Trust, Neuberger & Berman Partners Trust, Neuberger & Berman Manhattan Trust, and Neuberger & Berman Selected Sectors Trust, (each such series, together with all other Portfolios subsequently established by the Fund and made subject to this Agreement in accordance with Article 9, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

     WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


     1.  Terms of Appointment; Duties of the Bank
         ----------------------------------------
     1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer agent for the Fund's authorized and issued shares of beneficial interest of the Fund representing interests in each of the respective Portfolios ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

     1.2      The Bank agrees that it will perform the following services:

              (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable, and the Bank, the Bank shall:

                      (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Trust Instrument of the Fund (the "Custodian");

                      (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                      (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian:

                      (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                      (v)              Effect   transfers   of  Shares   by  the
                                       registered owners thereof upon receipt of appropriate instructions;

                      (vi) Prepare and transmit (or credit the appropriate shareholder account)
                                       payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

                      (vii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                      (viii)           Maintain  records  of  account  for   and
                                       advise the Fund and its Shareholders as to the foregoing; and

                      (ix) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the  issuance of  such Shares  or
                                       to take  cognizance of  any laws relating
                                       to  the  issue or  sale  of such  Shares,
                                       which  functions   shall  be   the   sole
                                       responsibility of the Fund.

              (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

              (c) In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

              (d) Procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

              (e) The Bank shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

     2.       Fees and Expenses
              -----------------
     2.1 For the performance by the Bank pursuant to this Agreement, the Fund, on behalf of each Portfolio agrees to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

     2.2 In addition to the fee paid under Section 2.1 above, the Fund, on behalf of the applicable Portfolio, agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

     2.3 The Fund, on behalf of the applicable Portfolio, agrees to pay all fees and reimbursable expenses within five days following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

     3.       Representations and Warranties of the Bank
              ------------------------------------------
              The Bank represents and warrants to the Fund that:

     3.1 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

     3.2 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

     3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

     3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     4.       Representations and Warranties of the Fund
              ------------------------------------------
              The Fund represents and warrants to the Bank that:

     4.1 It is a business trust duly organized and existing and in good standing under the laws of Delaware.

     4.2 It is empowered under applicable laws and by its Trust Instrument and By-Laws to enter into and perform this Agreement.

     4.3 All corporate proceedings required by said Trust Instrument and By-Laws have been taken to authorize it to enter into and perform this Agreement.

     4.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

     4.5 A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

     5.       Data Access and Proprietary Information
              ---------------------------------------
     5.1 The Fund acknowledges that the computer programs, screen formats, report formats (except such screen formats and report formats as may be necessary to respond to shareholder problems or inquiries), interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other
              proprietary       information       (collectively,    "Proprietary
              Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed
              Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

              (a)     to access Customer  Data solely  from locations as  may be
                      designated  in   writing  by  the   Bank  and  solely   in
                      accordance with the Bank's applicable user documentation;

              (b) to refrain from copying or duplicating in any way the Proprietary Information;

              (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

              (d) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

     Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section shall survive any earlier termination of this Agreement.

     5.2 If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure.
              Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     5.3 If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information (such transactions constituting a "COEFI"), then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

     6.       Indemnification
              ---------------
     6.1 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

              (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

              (b)     The  Fund's lack  of  good  faith, negligence  or  willful
                      misconduct  which   arise  out  of   the  breach  of   any
                      representation or warranty of the Fund hereunder.

              (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

              (d) The reasonable reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

              (e)     The  offer   or  sale  of  Shares   in  violation  of  any
                      requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

     6.2 The Bank shall indemnify and hold the Fund and each Portfolio thereof harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by the Bank as a result of the lack of good faith, negligence or willful misconduct.

     6.3 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reasonable reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

     6.4      In  order that  the indemnification  provisions contained  in this
              Section 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the Fund of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

     7.       Covenants of the Fund and the Bank
              ----------------------------------
     7.1 The Fund shall on behalf of each Portfolio promptly furnish to the Bank the following:

              (a) A certified copy of the resolution of the Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

              (b) A copy of the Trust Instrument and By-Laws of the Fund and all amendments thereto.

     7.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     7.3      The  Bank  shall  keep  records relating  to  the  services to  be performed  hereunder,  in  the  form and  manner  as  it may  deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

     7.4 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     7.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

     7.6 Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Portfolio of the Fund are separate and distinct from the assets and liabilities of each other Portfolio and that no Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio, whether arising under this Agreement or otherwise.

     8.       Termination of Agreement
              ------------------------
     8.1 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

     8.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

     9.       Additional Funds
              ----------------
              In the event that the Fund establishes one or more series of Shares in addition to Neuberger & Berman Genesis Fund, Neuberger & Berman Guardian Fund, Neuberger & Berman partners Fund, Neuberger & Berman Manhattan Fund, and Neuberger & Berman Selected Sectors Fund, with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

     10.      Assignment
              ----------
     10.1 Except as provided in Section 10.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

     10.2     This Agreement shall inure to  the benefit of and be binding  upon
              the  parties  and   their  respective  permitted  successors   and
              assigns.

     10.3 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(l) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(1)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(l) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

     11.      Amendment
              ---------
              This Agreement may  be amended or modified by a  written agreement
              executed  by  both  parties  and  authorized  or  approved   by  a
              resolution of the Trustees of the Fund.

     12.      Massachusetts Law to Apply
              --------------------------
              This  Agreement  shall be  construed  and  the  provisions thereof
              interpreted  under   and  in  accordance  with  the  laws  of  the
              Commonwealth of Massachusetts.


     13.      Force Majeure
              -------------
              In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

     14.      Consequential Damages
              ---------------------
              Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

     15.      Merger of Agreement
              -------------------
              This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

     16. Limitations of Liability of the Trustees, Shareholders, Officers, Employees and Agent
              -----------------------------------------------------------------
              A copy of the Trust Instrument of the Fund is on file with the Secretary of the State Of Delaware. The parties agree that neither the Shareholders, Trustees, officers, employees nor any agent of the Fund (other than the transfer agent) shall be liable hereunder and that the parties to this Agreement other than the Fund shall look solely to the Fund property for the performance of this Agreement or payment of any claim under this Agreement.

     17.      Counterparts
              ------------
              This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     18.      Notices
              -------
              All notices, requests, consents and other communications hereunder (collectively "communications") shall be in writing and shall be personally delivered or mailed, first class postage prepaid,


                      (a)      if to the Fund, to

                               Neuberger & Berman Equity Trust
                               605 Third Avenue
                               New York, N.Y. 10158
                               Attention:   Michael J. Weiner
                                                Vice President

                      (b)      if to the Bank, to

                               Boston Financial Data Services, Inc.
                               Two Heritage Drive
                               North Quincy, MA 02171
                               Attn:  Paul Alsama

              or such other address as either party shall have furnished to the other in writing; PROVIDED that any communication may be sent by "tested" telex or any other form of electronic transmission capable of producing a permanent record and agreed upon by the parties in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                       NEUBERGER & BERMAN EQUITY TRUST


                                       BY:  /s/ Michael J. Weiner
                                           --------------------------
                                                Michael J. Weiner

     ATTEST:


     /s/ Claudia A. Brandon
     ------------------------
         Claudia A. Brandon


                                       STATE STREET BANK AND TRUST COMPANY


                                       BY:     /s/ Ronald E. Logue
                                           -------------------------------
                                                Ronald E. Logue
                                                Executive Vice President

     ATTEST:


         /s/ Officer
     -----------------------

                          STATE STREET BANK & TRUST COMPANY
                            FUND SERVICE RESPONSIBILITIES


       Service Performed                             Responsibility
       -----------------                             --------------

                                                Bank               Fund
                                                ----               ----
       1.  Receive orders for the                 X                  X
           purchase of Shares.             (if in writing)     (if by phone)

       2.  Issue Shares and hold Shares           X
           in Shareholders accounts.

       3.  Receive redemption requests.           X                  X
                                           (if in writing)     (if by phone)
       4.  Effect transactions 1-3                                   X
           above directly with broker-                         (2 is always
           dealers.                                                BFDS)

       5.  Pay over monies to redeeming           X
           Shareholders.
       6.  Effect transfers of Shares.            X

       7.  Prepare and transmit                   X
           dividends and distributions.

       8.  Issue Replacement                      X
           Certificates.
       9.  Reporting of abandoned                 X
           property.

       10. Maintain records of account.           X
       11. Maintain and keep a current            X
           and accurate control book
           for each issue of
           securities.

       12. Mail proxies.                          X

       13. Mail Shareholder reports.              X
       14. Mail prospectuses to current           X
           Shareholders.

       15. Withhold taxes on U.S.                 X
           resident and non-resident
           alien accounts.
       16. Prepare and file U.S.                  X
           Treasury Department forms.

       Service Performed                             Responsibility
       -----------------                             --------------

                                                Bank               Fund
                                                ----               ----
       17. Prepare and mail account and           X
           confirmation statements for
           Shareholders.

       18. Provide Shareholder account            X
           information.

       19. Blue Sky reporting.                    X

     *     Such services  are more fully described  in Section 1.2  (a), (b) and
     (c) of the Agreement.



                                       NEUBERGER & BERMAN EQUITY TRUST




                                       BY:    /s/ Michael J. Weiner
                                           ------------------------------
                                                Michael J. Weiner


     ATTEST:


       /s/ Claudia A. Brandon
     --------------------------
           Claudia A. Brandon



                                       STATE STREET BANK AND TRUST COMPANY



                                       BY:    /s/ Ronald E. Logue
                                           -------------------------------
                                                Ronald E. Logue
                                                Executive Vice President

     ATTEST:


        /s/Officer
     --------------------------